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                                                               EXHIBIT 99.(A)(7)

                           OFFER TO PURCHASE FOR CASH
                             ALL OUTSTANDING SHARES
                                OF COMMON STOCK
                                       OF

                           SUNSHINE-JR. STORES, INC.
                            AT $12.00 NET PER SHARE
                                       BY

                          EZS ACQUISITION CORPORATION,
                          A WHOLLY-OWNED SUBSIDIARY OF

                             E-Z SERVE CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON JULY 20, 1995, UNLESS THE OFFER IS EXTENDED.

                                                                   June 19, 1995

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase dated June 19, 1995 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by EZS Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of E-Z Serve Corporation, a Delaware corporation ("Parent"), to purchase shares of common stock, par value $.10 per share (the "Shares"), of Sunshine-Jr. Stores, Inc., a Florida corporation (the "Company"), at $12.00 per Share, net to the seller in cash without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a Letter to Shareholders of the Company from the Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $12.00 per Share, net to the seller in cash without interest, upon the terms and subject to the conditions set forth in the Offer.

          2. The Board of Directors of the Company has, by unanimous vote, approved the Offer and the Merger (as defined below) and determined that each of the Offer and the Merger is fair to and in the best interests of the Company and its shareholders and recommends that the shareholders of the Company accept the Offer and tender their Shares.

          3. The Offer is being made for all outstanding Shares.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 15, 1995 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which,
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     following consummation of the Offer or the expiration or termination of the
     Offer under certain circumstances and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. In the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or any other subsidiary of Parent) will be converted into the right to receive in cash $12.00 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. The Offer is conditioned upon, among other things (i) the shareholders of the Company who are parties to the Shareholders Agreement dated June 15, 1995, among the Parent, Purchaser and such shareholders have tendered, and not withdrawn, the Shares owned by them to Purchaser in accordance with the Offer, and (ii) the expiration or termination of applicable antitrust waiting periods.

          6. The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Daylight time, on July 20, 1995, unless the Offer is extended by the Purchaser. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates evidencing such Shares (or timely Book-Entry Confirmation of a transfer of such Shares as set forth in Section 2 of the Offer to Purchase), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal.

          7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer. If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with that state statute. If, after that good faith effort, Purchaser cannot comply with that state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in that state. In any jurisdiction, the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                   ALL OUTSTANDING SHARES OF COMMON STOCK OF
                           SUNSHINE-JR. STORES, INC.
                         BY EZS ACQUISITION CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 19, 1995, of EZS Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of E-Z Serve Corporation, a Delaware corporation, and the related Letter of Transmittal, relating to shares of common stock, par value $.10 per share, of Sunshine-Jr. Stores, Inc., a Florida corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all of the Shares) held by you for the account of the undersigned upon the terms and subject to the conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Dated: ___________________, 1995

Number of Shares to be Tendered*

            Shares

                                        _______________________________________

                                        _______________________________________
                                                      (Signature(s))
                                        _______________________________________

                                        _______________________________________
                                                   Please print name(s)

                                        _______________________________________
                                                         Address
                                        _______________________________________
                                                    (Include Zip Code)

                                          Area Code and Telephone No. _________

                                          Taxpayer Identification or Social
                                          Security No. ________________________
_________________
* Unless otherwise indicated, it will be assumed that all of the Shares held by us for your account are to be tendered.

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